                                                                     EXHIBIT 4.5

                              CORPORATE AGREEMENT


   Corporate Agreement, dated as of December 2, 1997 ("this Agreement"), by and among Thiokol Corporation, a Delaware corporation ("Thiokol'), Thiokol Holding Company, a Delaware corporation and a wholly owned subsidiary of Thiokol ("Holding"), and Howmet International Inc., a Delaware corporation (the "Company") (individually, a "Party" and collectively, the "Parties").

   WHEREAS, Holding, Thiokol, the Company and Carlyle-Blade Acquisition Partners, L.P., a Delaware limited partnership (together with its affiliates, "Carlyle") entered into the IPO Agreement, dated as of October 8, 1997 (the "IPO Agreement"), in connection with, among other things, an initial public offering (the "IPO") and, simultaneously with the consummation of the IPO (the "IPO Closing Date"), the sale by Carlyle of 13,000,000 shares of Common Stock to Holding (the "Sale");

   WHEREAS, upon consummation of the transactions contemplated by the IPO Agreement, Thiokol will own 62,000,000 shares of Common Stock, par value $.01 per share (the "Common Stock"), of the Company;

   WHEREAS, in connection with the transactions contemplated by the IPO Agreement, the Parties desire to enter into this Agreement;

   NOW THEREFORE, in consideration of the above premises and mutual agreements set forth in this Agreement and subject to the terms and conditions stated herein, the Parties hereby agree as follows:

                                   ARTICLE I

                          RESTRICTION ON ACQUISITIONS

   Neither Thiokol, Holding nor any of their Affiliates shall, without the consent of (i) a majority (but not less than two) of the non-employee directors of the Company who are not directors or employees of Thiokol, Holding, Carlyle or their respective Affiliates and (ii) if Carlyle has a representative on the Board of Directors of the Company (the "Carlyle Director"), the Carlyle Director, acquire Publicly Held Shares (as defined below) if, after such acquisition, the number of Publicly Held Shares would be less than 14% of the total number of shares of Common Stock outstanding other than (i) pursuant to a tender offer to acquire all of the outstanding shares of Common Stock not then Beneficially Owned by Thiokol and/or Holding or (ii) pursuant to a merger or other business combination in which holders of all outstanding Publicly Held Shares are treated
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the same. For purposes of this ARTICLE I, "Publicly Held Shares" shall mean outstanding shares of Common Stock other than shares held by Thiokol, Holding, Carlyle or any of their Affiliates.

                                   ARTICLE II

                                PREEMPTIVE RIGHT

2.01  Grant of Preemptive Right.

   The Company hereby grants to Holding, on the terms and conditions set forth herein, a continuing right (the "Preemptive Right") to purchase from the Company, at the times set forth herein, such number of shares of Common Stock as is necessary to allow Thiokol and its Subsidiaries (other than the Company and its Subsidiaries) (collectively, the "Thiokol Entities") to maintain the then-current Ownership Percentage (as defined below). The Preemptive Right shall be assignable, in whole or in part and from time to time, by Holding to any Thiokol Entity. The exercise price for the shares of Common Stock purchased pursuant to the Preemptive Right shall be the volume-weighted average of the prices per share of Common Stock for all trades reported on the New York Stock Exchange, Inc. ("NYSE") during the 20 consecutive trading days ending immediately prior to the date of first delivery of notice of exercise of the Preemptive Right by Holding (or its permitted transferee) to the Company, or, in the case of any public offering of Common Stock for cash, a price per share equal to the net proceeds per share to the Company from such offering. Consecutive trading days shall include such dates that shares of Common Stock do not trade on a New York Stock Exchange regularly scheduled trading day. For purposes of this Agreement, "Ownership Percentage" means, at any time, the fraction, expressed as a percentage and rounded to the next highest thousandth of a percent, whose numerator is the number of shares of Common Stock owned by the Thiokol Entities and whose denominator is the number of outstanding shares of Common Stock; provided, however, that any shares of Common Stock issued by the Company in violation of its obligations under ARTICLE II of this Agreement shall not be deemed outstanding for the purpose of determining the Ownership Percentage.

     2.02  NOTICE.

     As promptly as practicable, but in any event within ten business days, after the issuance of any shares of Common Stock that results in a reduction in the Ownership Percentage, the Company will notify Holding in writing (a "Preemptive Right Notice"). Each Preemptive Right Notice must specify the date on which the Company issued such additional shares (such issuance being referred to herein as an "Issuance Event" and the date of such issuance or event

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as an "Issuance Event Date"), the number of shares the Company issued and the other terms and conditions of such Issuance Event.

     2.03  PREEMPTIVE RIGHT EXERCISE AND PRICE.

   The Preemptive Right may be exercised by Holding (or any Thiokol Entity to which all or any part of the Preemptive Right have been assigned) for a number of shares equal to or less than the number of shares that are necessary for the Thiokol Entities to maintain, in the aggregate, the Ownership Percentage. The Preemptive Right may be exercised at any time within 20 business after receipt of a Preemptive Right Notice by the delivery to the Company of a written notice to such effect specifying (i) the number of shares of Common Stock to be purchased by Holding, or any of the Thiokol Entities, and (ii) a calculation of the exercise price for such shares. Upon any such exercise of the Preemptive Right, the Company will, on the fifth business day after the receipt of such notice of exercise, deliver to Holding (or any Thiokol Entity designated by Holding), against payment therefor, certificates (issued in the name of Holding or its permitted assignee hereunder, or as directed by Holding) representing the shares of Common Stock being purchased upon such exercise. Payment for such shares shall be made by wire transfer or intrabank transfer to such account as shall be specified by the Company, for the full purchase price for such shares.

     2.04  TERMINATION OF PREEMPTIVE RIGHT.

   The Preemptive Right shall terminate in the event the Thiokol Entities shall not Beneficially Own at least 20% of the outstanding shares of Common Stock.


                                  ARTICLE III

                             INDEPENDENT DIRECTORS

     The Company, Thiokol and Holding shall each use its good faith efforts to
(i) as promptly as practicable, but in any event within three months following the IPO Closing Date, cause at least two members of the Company's Board of Directors to be independent directors within the meaning of the rules of the New York Stock Exchange regarding who may serve on the audit committee of a company listed on such exchange (as such rules are in effect as of the date of this Agreement) and (ii) establish a Committee of Independent Directors of the Company's Board of Directors which will be responsible for approving the terms of all material agreements and transactions, and any material amendments to such agreements, between the Company and Thiokol or any of its Affiliates (other than the Company and its Subsidiaries) after the IPO Closing Date.

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                                   ARTICLE IV

                                 MISCELLANEOUS

4.01  NOTICES.

     Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, or sent by facsimile transmission or, if mailed, three (3) business days after the date of deposit in the United States mail, by certified mail return receipt requested (if also sent by facsimile if available at the office of the recipient), as follows:

                               If to the Company, to:

                               Howmet International Inc.
                               475 Steamboat Road
                               Greenwich, CT 06830
                               Attention:   Roland Paul
                                            Vice President and
                                            General Counsel
                               Telecopier:  (203) 625-8771

                               If to Thiokol, to:

                               Thiokol Corporation
                               2475 Washington Boulevard
                               Ogden, UT 84401-2398
                               Attention:   Daniel S. Hapke, Jr.
                                            Corporate Vice President
                                            and General Counsel
                               Telecopier:  (801) 629-2279

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                            With a copy to:


                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, NY 10019-6150
                            Attention:   Eric S. Robinson
                            Telecopier:  (212) 403-2000

                            If to Holding, to:

                            Thiokol Holding Company
                            1105 North Market Street
                            Suite 1132
                            Wilmington, Delaware 19899
                            Attention:   Edward T. Hendrixson
                                         Director
                            Telecopier:  (302) 427-4605

                            With copies  to:

                            Thiokol Corporation
                            2475 Washington Boulevard
                            Ogden, UT 84401-2398
                            Attention:   Daniel S. Hapke, Jr.
                                         Corporate Vice President
                                         and General Counsel
                            Telecopier:  (801) 629-2279

                            and:

                            Wachtell, Lipton, Rosen & Katz
                            51 West 52nd Street
                            New York, NY 10019-6150
                            Attention:   Eric S. Robinson
                            Telecopier:  (212) 403-2000


     Any Party, by notice given in accordance with this SECTION 4.01 to the other Parties, may designate another address or person for receipt of notices hereunder.

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4.02  RECLASSIFICATION, REORGANIZATION, MERGER, ETC.

   The rights and restrictions contained in this Agreement with respect to the Common Stock apply to all Securities held on the date hereof and any Securities acquired in the future whether by purchase, exchange, reclassification, reorganization, stock split, dividend, any other change in the Company's capital structure or otherwise.

4.03  WAIVERS AND AMENDMENTS; NON-CONTRACTUAL REMEDIES; PRESERVATION OF
      REMEDIES.

   This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived only by a written instrument signed by the Parties or in the case of a waiver, by the Party waiving compliance; provided, however, that ARTICLE I of this Agreement may not be amended or the provisions thereof waived without the consent of (i) a majority (but not less than two) of the non-employee directors of the Company who are not directors or employees of Thiokol, Holding, Carlyle or their respective Affiliates and (ii) if Carlyle has a representative on the Board of Directors of the Company, the Carlyle Director. No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof except as expressly provided herein. No waiver on the part of any Party of any right, power or privilege, nor any single or partial exercise of any such right, power or privilege, shall preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

4.04  GOVERNING LAW.

     This Agreement shall be governed by and construed in accordance with the substantive and procedural laws of the State of New York applicable to agreements made and to be performed entirely within such State (without giving effect to any conflict of laws principles which might require application of the law of a different jurisdiction), except as to any matters relating to the corporate governance or the capital stock of the Company, which shall be governed by the law of the State of Delaware.

4.05  BINDING EFFECT; NO ASSIGNMENT; NO THIRD PARTY BENEFICIARIES.

     Except as expressly provided herein, neither this Agreement, nor any right hereunder, may be assigned by any Party without the written consent of the other Parties. Any such assignment or attempted assignment in violation of the foregoing shall be void. This Agreement shall be binding upon and inure solely

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to the benefit of the Parties hereto and their permitted successors and assigns and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

4.06  COUNTERPARTS.

     This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the Parties.

4.07  HEADINGS.

     The headings in the Agreement are for reference only, and shall not affect the interpretation of this Agreement.

4.08  SEVERABILITY.

   If any portion of this Agreement shall be deemed unenforceable, the remaining portions shall be valid and enforceable.

4.09  TIME OF ESSENCE.

     Time is of the essence for each and every provision of this Agreement.

4.10  EXPENSES.

     If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

4.11  DEFINITIONS.

     As used in this Agreement, the following terms shall have the meanings set forth below:

(a) "Affiliate" or "Affiliates" as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with that Person. For the purposes of this definition, "control" (including with correlative meanings, the terms "controlling,"

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     "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities or by contract or otherwise.

(b) "Beneficially Own" and "Beneficial Ownership" have the meanings given to these terms in Rule 13d-3 of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as in effect on the date hereof.

(c) "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

(d) "Securities" shall mean any shares of capital stock of the Company (other than the 9% Series A Cumulative Preferred Stock of the Company) whether now authorized or not, and any rights, options or warrants to purchase securities of any type which are, or may become, convertible into such capital stock of the Company.

(e) "Subsidiary" means any corporation, association partnership, limited partnership, limited liability partnership, limited liability company, business trust or other business entity of which 50% or more of the total voting power of shares of stock entitled to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other subsidiaries of the Company or a combination thereof.

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   IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first above written.


                              HOWMET INTERNATIONAL INC.
                              a Delaware corporation

                              By:  /s/ Roland A. Paul
                                   ------------------
                              Name:    Roland A. Paul
                                       ------------------
                              Title:   Secretary
                                       ----------------


                              THIOKOL HOLDING COMPANY
                              a Delaware corporation

                              By: /s/ Richard L. Corbin
                                  ---------------------
                              Name:   Richard L. Corbin
                                      -----------------
                              Title:  President
                                      -----------------

                              THIOKOL CORPORATION
                              a Delaware corporation

                              By: /s/ Richard L. Corbin
                                  ---------------------
                              Name:   Richard L. Corbin
                                      -----------------
                              Title:  Senior Vice President
                                      ---------------------

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